UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 3, 2013
____________________________

ROCKDALE RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-52692 (Commission File Number)	86-1061005 (IRS Employer Identification No.)
11044 Research Blvd. SuiteA-200 Austin, Texas 78759 (Address of principal executive offices and zip code)

(512) 795-2300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2013, Rockdale Resources Corporation (the “Company”) entered into the Rockdale Settlement Agreement (the “Settlement Agreement”) by and among Spectrum Net Profits, LLC, Spectrum Resources Corporation, Spectrum Resources/Kingman Energy JV I, Spectrum Resources/Kingman Energy JV II, Spectrum Resources/Kingman Energy JV III (collectively, the “Spectrum Entities”), John Barton, and the Company.  Mr. Barton formerly served as an officer and director of the Company; he resigned his positions with the Company on March 13, 2013.  The Spectrum entities are controlled by Mr. Barton, and Mr. Barton organized and operated the Spectrum Entities during the same time period that he served as a Company officer and director.  As of the date of this Report on Form 8-K, it is the Company’s understanding that persons controlled by or affiliated with Mr. Barton own, in the aggregate, approximately 2,000,000 shares, or approximately 14%, of the Company’s outstanding common stock.

During late 2012 and early 2013, during Mr. Barton’s tenure as a director and officer of the Company, the Spectrum Entities began experiencing financial difficulties.  As a result, investors in the Spectrum Entities sought various forms of relief against the Spectrum Entities and Mr. Barton.  In light of this situation, the Company and Mr. Barton mutually decided that it would be in the Company’s best interests for the Company and Mr. Barton (including all of the other business ventures with which Mr. Barton was involved) to part ways (the “Barton Separation”).  In connection with, and to help effectuate, the Barton Separation, in March 2013, Mr. Barton resigned from the Company, and a number of persons controlled by or affiliated with Mr. Barton sold an aggregate of 2,031,707 shares of the Company’s common stock to the Company for aggregate consideration of $800.00 (the “Barton Sale”).

In April 2013, a dispute arose between the Company and Mr. Barton regarding the terms of the Barton Sale and certain other agreements entered into in connection with the Barton Separation (the “Other Agreements”).  The Settlement Agreement settles this dispute.  Under the terms of the Settlement Agreement, Mr. Barton and the Spectrum Entities agree to indemnify Rockdale and its officers, directors, agents, employees, and all those in active concert with such persons for any third-party liabilities assessed to Rockdale as a result of any malfeasance by Mr. Barton or a Spectrum Entity.  Further, Rockdale agrees to indemnify Mr. Barton and the Spectrum Entities, and such entities’ officers, directors, employees, and all those in active concert with such persons for any third-party liabilities assessed to Mr. Barton or a Spectrum Entity as a result of any malfeasance by Rockdale.

The Settlement Agreement also contains a mutual release of claims, whereby the Spectrum Entities and Mr. Barton release Rockdale, and Rockdale releases the Spectrum Entities and Mr. Barton, from any past, present, or future claims.  The mutual release applies also to any past, present, and future insurers, officers, directors, employees, and certain other agents and affiliates, of each party.  Under the Settlement Agreement, the parties also agree to settle any dispute regarding the Settlement Agreement or the Other Agreements by arbitration administered by the American Arbitration Association.

Concurrently with the execution of the Settlement Agreement, certain other parties associated with Mr. Barton executed a Confidential Settlement Agreement (the “CSA”), which settles disputes related to the dispute between Mr. Barton and the Company described above.  Under the Settlement Agreement, the parties agree to use their best efforts to facilitate the CSA’s performance and to refrain from taking any action that would frustrate the CSA’s purpose.

The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Resignation of Director.

By letter dated June 5, 2013, Patrick W.  Merritt resigned as a member of the Company’s Board of Directors effective immediately.  Mr. Merritt was appointed a director on January 31, 2013.  Mr. Merritt did not serve on any committees of the Board.

In his resignation letter, Mr. Merritt alleged that the Company had de facto removed him from his positions as Vice President of Exploration and Operations and Chief Operating Officer, and from his directorship, prior to the actual tendering of his resignation.  He also alleged that the Company had failed to award him a promised stock grant and had ceased paying him the salary he had originally been paid.

The foregoing description of Mr. Merritt’s letter is a summary only and is qualified in its entirety by reference to the copy of the resignation letter filed as Exhibit 17.1 to this Form 8-K, which is incorporated herein by reference.  The resignation letter reflects the views only of Mr. Merritt and does not reflect the views of the Company or its Board of Directors.  The Company does not endorse the contents of Mr. Merritt’s resignation letter.

The Company has provided Mr. Merritt with a copy of the disclosures contained in this Form 8-K and has offered him an opportunity to furnish the Company with a response.

(b)           Resignation of Officer.

As noted above, on June 5, 2013, Patrick W. Merritt resigned from his positions as the Company’s Vice President of Exploration and Operations and Chief Operating Officer effective immediately.

Item 8.01                      Other Events.

On June 4, 2013, the Company issued a press release announcing the drilling of two new wells on the Company’s lease in the Minerva-Rockdale field, approximately 50 miles northeast of Austin.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Settlement Agreement dated June 3, 2013, by and among Spectrum Net Profits, LLC, Spectrum Resources Corporation, Spectrum Resources/Kingman Energy JV I, Spectrum Resources/Kingman Energy JV II, Spectrum Resources/Kingman Energy JV III, John Barton, and Rockdale Resources Corporation.

17.1	Letter of Resignation of Patrick W. Merritt dated June 5, 2013.

99.1	Press Release dated June 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKDALE RESOURCES CORPORATION

Date:  June 7, 2013                                                                By:         /s/ Marc Spezialy
Marc Spezialy
Chief Executive Officer